SMITHTOWN BANCORP

                              ONE EAST MAIN STREET
                         SMITHTOWN, NEW YORK 11787-2801

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                   To Be Held
                            THURSDAY, APRIL 15, 1999

The Annual Meeting of Shareholders of Smithtown Bancorp (the "Bancorp"), will be held at the Islandia Marriott L.I., 3635 Express Drive North, Hauppauge, New York, on April 15, 1999, at 10:30 a.m., for the following purposes:

1. The election of three directors to serve a term of three years.

2. To approve the appointment of Albrecht, Viggiano, Zureck & Company, P.C. as independent auditors for the year ending December 31, 1999.

3. To transact such other business as may properly come before the meeting for any adjournment thereof.

Pursuant to a resolution of the Board of Directors adopted at the Board of Directors meeting on January 26, 1999, only shareholders of record at the close of business on February 25, 1999, shall be entitled to notice of and to vote at this meeting.

Dated:     March 10, 1999
Smithtown, New York
                                              BY ORDER OF THE BOARD OF DIRECTORS

                                                       Bradley E. Rock
                                                Chairman of the Board, President
                                                   & Chief Executive Officer

                                SMITHTOWN BANCORP

                              ONE EAST MAIN STREET
                         SMITHTOWN, NEW YORK 11787-2801

                                 PROXY STATEMENT

                            GENERAL PROXY INFORMATION

This Proxy Statement (this "Proxy Statement") is furnished in connection with the solicitation by and on behalf of the Board of Directors of Smithtown Bancorp, (the "Bancorp") of proxies to be used at the Annual Meeting of Shareholders of the Bancorp to be held at the Islandia Marriott L.I., 3635 Express Drive North, Hauppauge, New York, on April 15, 1999, and at any adjournment thereof. The costs of the proxy solicitation are to be paid by the Bancorp. Bank of Smithtown (the "Bank" or "Bank of Smithtown" ) is a wholly-owned subsidiary of the Bancorp. This Proxy Statement is being mailed on or about March 10, 1999, to holders of the Common Shares.

Authorized Shares and Voting Rights

Holders of record of Common Shares as of the close of business on February 25, 1999 (the "Record Date"), will be entitled to vote at the meeting. Each shareholder is entitled to one vote for each share of stock held by him or her. There were 815,327 Common Shares outstanding on the Record Date.

Revocability of Proxy

If the accompanying form of Proxy is executed and returned, it nevertheless may be revoked by the shareholder at any time before it is exercised. But if it is not revoked, the shares represented thereby will be voted by the persons designated in each such Proxy.
Financial Statements

A copy of the Bancorp's Annual Report to Shareholders, including financial statements for the fiscal year ended December 31, 1998, has heretofore been mailed to the shareholders.

Matters To Be Voted On At The Meeting

There are two matters that are scheduled to be voted on at the Annual Meeting. Shareholders are being asked to vote on (1) the election of three directors, and
(2) the approval of Albrecht, Viggiano, Zureck & Co., P.C., as the Bancorp's independent auditors for the year ending December 31, 1999.

It is intended that the shares of stock represented by the accompanying form of Proxy will be voted for the election of the director nominees listed in Table I and in favor of the other proposals, unless a contrary direction is indicated on the form of Proxy. With respect to the director nominees, if any of such nominees should become unavailable for any reason, which the directors do not now contemplate, it is intended that, pursuant to the accompanying form of Proxy, votes will be cast for a substitute nominee designated by the Board of Directors.

Directors are elected by a plurality of the votes cast at the Annual Meeting, either in person or by proxy. The approval referred to above will be authorized if a majority of the votes cast at the Annual Meeting, either in person or by proxy, are voted in favor of such approval.

With respect to the proposals referred to above, abstentions and broker non-votes will be counted as not having voted and will not be counted in determining if the plurality, with respect to (1), or the majority, with respect to (2), was obtained.

                              ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

The Certificate of Incorporation of the Bancorp provides that the Board of Directors shall consist of 9 members and that the directors shall be classified into three classes, each of which shall serve for a term of three years, with the term of office of one class expiring each year.
Nominees for Election of Directors

All nominees who are presently serving as directors were elected to their present term of office by the shareholders. The following directors whose terms are expiring this year, are proposed for re-election for terms expiring in 2002:
Augusta Kemper, Barry M. Seigerman and Manny Schwartz . Manny Schwartz was elected to the board on May 28, 1998, pursuant to Article 2, Section 1, of the Bancorp`s By-Laws to fill the unexpired term of James Glamore, who retired in March, 1998.



                                     TABLE I



                                Date                                   Experience and                          Shares of Stock
                            Directorship       Director             Principal Occupation                    Beneficially Owned (2)
Name and Age                Term Expires       Since (1)            During Past 5 Years                        #               %

------------------------------------------------------------------------------------------------------------------------------------

NOMINEES

Manny Schwartz, 56              2002             1998          President, Quality Enclosures,
                                                               Inc., located Central Islip, N.Y.
                                                               President, Sarasota Shower Door
                                                               Company, Inc., Quality Powder
                                                               Coating Company, Inc., and MSS
                                                               Properties, located in Sarasota, Fla.       2,000            .24

Barry M. Seigerman, 58          2002             1993          Chairman & Chief Executive
                                                               Officer Seigerman-Mulvey Co., Inc.,
                                                               Insurance Brokers, located at
                                                               45 Research Way, East Setauket,
                                                               New York.  Active in business and
                                                               community non-profit organizations.         2,163            .26

Augusta Kemper, 76              2002             1992          Horticulturist and Owner of Kemper
                                                               Nurseries until retirement in 1985.        49,866           6.11



                                Date                           Experience and                                  Shares of Stock
                            Directorship       Director        Principal Occupation                        Beneficially Owned (2)
Name and Age                Term Expires       Since (1)       During Past 5 Years                                 #          %
------------------------------------------------------------------------------------------------------------------------------------

DIRECTORS CONTINUING IN OFFICE

Attmore Robinson, Jr., 87       2000             1948          Partner, Elzon & Robinson,
                                                               Real Estate Brokers, until
                                                               retirement in 1993.                        18,526           2.27

Bradley E. Rock, 46             2000             1988          Chairman of the Board, President
                                                               & Chief Executive Officer of the
                                                               Bancorp and the Bank.                       5,506            .67

Charles E. Rockwell, 82         2000             1984          Retired in 1976.  Formerly a
                                                               commercial airline captain.  Active
                                                               in community non-profit organizations.      8,836           1.08

Patrick A. Given, 54            2001             1989          Real Estate Appraiser and
                                                               Consultant; Given Associates,
                                                               located at 550 Route 111,
                                                               Hauppauge, New York.                        4,179            .51

Edith Hodgkinson, 76            2001             1979          Retired Restaurateur, active in community
                                                               non-profit organizations.                  50,655           6.21

Robert W. Scherdel, 44          2001             1996          President & CEO
                                                               Sunrest Health Facilities, Inc.            11,191           1.37




1) Each director of the Bancorp is also a director of Bank of Smithtown. The dates given are the dates on which the director first served as a director of Bank of Smithtown.



2) These figures include Common Shares owned by family members of directors as to which each of the directors disclaim any beneficial ownership. Mrs. Hodgkinson's shares include shares held by Bank of Smithtown as Trustee under the Last Will and Testament of Carlyle Hodgkinson. The amount of Common Shares beneficially owned and listed in the table above is provided as of February 25, 1999.

Board of Directors

The Board of Directors holds regular monthly meetings. The Board held twelve meetings during 1998 in addition to one special meeting of Bank of Smithtown. Each director attended 75% or more of the aggregate number of meetings of the Board of Directors and the committee or committees thereof on which such director served during 1998.

Committees of the Board

The Board of Directors has established a number of committees to assist it in the discharge of its responsibilities.

The Audit Committee, consisting of eight directors, had four meetings in 1998. The chairman of the committee is Attmore Robinson, Jr. The committee reviews
results  of  regulatory   examinations,   internal  audits  and  audits  of  the
independent auditor in conformance with regulations of the New York State Banking Department and the laws of the State of New York. Current members of this committee are Edith Hodgkinson, Augusta Kemper, Attmore Robinson, Jr., Charles E. Rockwell, Patrick A. Given, Barry M. Seigerman, Robert Scherdel and Manny Schwartz.

The Compensation Committee consists of four members. The chairman of the committee is Attmore Robinson, Jr. This committee makes recommendations to the Board of Directors with respect to the compensation of elected officers. Current members of this committee are Augusta Kemper, Edith Hodgkinson, Attmore Robinson, Jr. and Charles E. Rockwell.

The Board of Directors does not have a standing nominating committee.

Director Compensation

Directors of the Bank received a fee of $750 per month during 1998. The members of the Directors Loan Committee who are not officers of the Bank and who were appointed to the committee prior to May 1, 1996, also received a monthly fee of $300 for committee membership. The total amount of directors' fees paid during 1998 was $90,300.00.

The Board of Directors recommends a vote FOR the election of all Nominees.
                         (Proposal No. 1 on the Proxy).


                        APPROVAL OF INDEPENDENT AUDITORS
                                (PROPOSAL NO. 2)

The Audit Committee has recommended that Albrecht, Viggiano, Zureck & Co., P.C., Certified Public Accountants, continue as the independent auditors for the Bank and the Bancorp for 1999. The firm has served as the independent auditors for the Bank and the Bancorp since 1992. Representatives of the firm will be present at the annual meeting to answer questions and are free to make statements during the course of the meeting.

The Board of Directors recommends a vote FOR the proposal to approve the independent auditors (Proposal No. 2 on the Proxy).


                 EXECUTIVE OFFICERS AND PRINCIPAL SHAREHOLDERS

Security Ownership of Certain Beneficial Owners

The persons listed below are beneficial owners of more than 5% of the outstanding Common Shares of the Bancorp as of February 25, 1999.


Name and Address                              Common Shares            Percent
of Beneficial Owner                          Beneficially Owned        of Class

Elizabeth Radau                                     60,592             7.43%
43 Edgewood Avenue
Smithtown, New York 11787-2723


Edith Hodgkinson                                    50,655             6.21%
81 Governors Road
Sea Pines Plantation
Hilton Head, South Carolina  29928

Augusta Kemper                                      49,866             6.11%
51 Mills Pond Road
St. James, New York 11780-2111

The following table shows stock ownership as of February 25, 1999, of all directors and officers of the Bancorp and the Bank as a group:

                                    TABLE II

                                     Number of Common               Percentage
                                   SHARES BENEEFICIALLY           of Outstanding
                                     Owned (Note 1)                Common Shares

Patrick A. Given                            4,179                           .51
Anita M. Florek                             2,479                           .30
Edith Hodgkinson                           50,655                          6.21
Robert W. Scherdel                         11,191                          1.37
Manny Schwartz                              2,000                           .24
Barry M. Seigerman                          2,163                           .26
Augusta Kemper                             49,866                          6.11
Attmore Robinson, Jr.                      18,526                          2.27
Bradley E. Rock                             5,506                           .67
Charles E. Rockwell                         8,836                          1.08
Thomas J. Stevens                           1,665                           .20

Eleven directors and executive officers
of the Bancorp and the Bank as a group    157,066                         19.26



Note 1 - Includes Common Shares owned by family members of directors as to which the directors disclaim any interest. Material Proceedings

There are no material proceedings to the best of management's knowledge to which any director, officer or affiliate of the Bancorp or any record holder or beneficial owner of more than five percent of the Bancorp's stock, or any associate of any such director, officer, affiliate of the Bancorp, or security holder is a party adverse to the Bancorp or any of its subsidiaries or has a material interest adverse to the Bancorp.

Executive Officers

The following table sets forth information as to each executive officers of the Bancorp and the Bank as of Feburary, 1999.

                                    TABLE III

------------------------------------------------------------------------------------------------------------------------------------
                 Name                       Age                                        Position
------------------------------------------------------------------------------------------------------------------------------------

            Bradley E. Rock                 46     Chairman of the Board, President & Chief Executive Officer of the Bancorp since
                                                   January 1992.  President of the Bancorp and the Bank October 1990 to January
                                                   1992.  Director of the Bancorp and the Bank since 1988.
------------------------------------------------------------------------------------------------------------------------------------
            Anita M. Florek                 48     Executive Vice President & Chief Financial Officer of the Bank since January
                                                   1993.  Executive Vice President & Treasurer of the Bancorp since January 1993.
                                                   Senior Vice President & Comptroller of the Bank March 1989 to January 1993.
                                                   Treasurer of the Bancorp January 1991 to January 1992.
------------------------------------------------------------------------------------------------------------------------------------
           Thomas J. Stevens                40     Executive Vice President & Chief Lending Officer of the Bank since July 1997.
                                                   Senior Vice President & Commercial Loan Officer of the Bank February 1997 to
                                                   July 1997.  Vice President & Commercial Loan Officer May 1994 to February 1997.
------------------------------------------------------------------------------------------------------------------------------------

Executive Compensation

The table appearing below sets forth all compensation paid in 1998 to each executive officer whose total compensation exceeded $100,000 for such year. All remuneration was paid by Bank of Smithtown.

                                    TABLE IV
                           Summary Compensation Table

------------------------------------------------------------------------------------------------------------------------------------
Name and Principal Position              Year              Salary                   Incentive         Other Compensation
                                                                                 Compensation                   (1) (2)
------------------------------------------------------------------------------------------------------------------------------------
Bradley E. Rock                         1996            $200,000.00               $ 17,372.54                $21,045.96
Chairman, President & CEO               1997            $212,000.00               $ 38,000.00                $25,373.42
of the Bancorp and the Bank             1998            $223,741.38               $105,665.52                $28,523.15
------------------------------------------------------------------------------------------------------------------------------------
Anita M. Florek                         1996            $102,000.00               $  9,673.23                $ 8,505.85
Executive Vice President                1997            $108,120.00               $ 14,000.00                $12,687.42
of the Bancorp and the Bank             1998            $121,702.70               $ 26,416.38                $14,087.42
------------------------------------------------------------------------------------------------------------------------------------
Thomas J. Stevens                       1996            $ 74,000.00               $ 18,799.10                $ 6,822.08
Executive Vice President                1997            $ 88,538.34               $ 13,332.11                $ 9,525.43
of the Bank                             1998            $105,538.38               $ 35,723.19                $12,483.48
------------------------------------------------------------------------------------------------------------------------------------

1) These amounts include a monthly director's fee of $750 for Mr. Rock as Chairman of the Board of Directors. Mr. Rock does not receive any additional compensation for participation on any of the board's committees. These amounts also include employer matching contributions paid in connection with the Bank's 401(k) plan, amounts accrued during 1998 under the ESOP and premiums paid on behalf of the officers for a group term life insurance policy.

(2) Amounts reported do not include any amount expended by the Bank which may have provided an incidental benefit to the persons listed in the table above, but which were made by the Bank in connection with its business. While the specific amounts of such incidental benefits cannot be precisely determined, after due inquiry, management does not believe that such value would exceed $5,000 in the aggregate for any of such persons.
Certain Transactions

Some of the directors and officers of the Bancorp, and some of the corporations and firms with which these individuals are associated, are also customers of Bank of Smithtown in the ordinary course of business, or are indebted to the Bank in respect of loans of $60,000.00 or more. It is anticipated that some of these individuals, corporations and firms will continue to be customers of and indebted to the Bank on a similar basis in the future. All loans extended to such individuals, corporations and firms were made in the ordinary course of business, did not involve more than the normal risk of collectability or present other unfavorable features, and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable Bank transactions with unaffiliated persons.

No director of the Bank or the Bancorp had an aggregate amount of unsecured indebtedness to the Bank in excess of 15 percent of the Bank's equity capital account during the period of January 1, 1998, through December 31, 1998.

Outside of normal customer relationships, none of the directors or officers of the Bank or the Bancorp, or the corporations or firms with which such individuals are associated, currently maintains or has maintained within the last fiscal year any significant business or personal relationship with the Bank or the Bancorp other than such as arises by virtue of such individual's or entity's position with and/or ownership interest in the Bank or the Bancorp.

                                  PENSION PLAN

The Employee Stock Ownership Plan ( the "ESOP") and the 401(k) plans cover full-time employees who have attained the age of 21 years and who have completed 1,000 hours of employment during the year.

Benefits under the ESOP are based solely on the amount contributed to the ESOP which is used to purchase Common Shares. A participant's allocation is the total employer contribution multiplied by the ratio of that participant's applicable compensation over the amount of such compensation for all participants for that year. Benefits are not subject to deduction of social security or other offset amounts.

                              SHAREHOLDER PROPOSALS
Shareholder proposals to be presented at the 2000 Annual Meeting must be received by the Secretary of the Board of Directors by November 2, 1999, to be included in the proxy statement.

                                 OTHER BUSINESS
So far as the Board of Directors of the Bancorp now knows, no business other than that referred to above will be transacted at the Annual Meeting. The persons named in the Board of Directors' Proxies may, in the absence of instructions to the contrary, vote upon all matters presented for action at the Meeting according to their best judgment.

Dated:   March 10, 1999

                                                SMITHTOWN BANCORP

                                                Bradley E. Rock
                                                Chairman of the Board, President
                                                & Chief Executive Officer

                           THIS PROXY IS SOLICITED BY
                  BOARD OF DIRECTORS OF SMITHTOWN BANCORP, INC.
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                                   To Be Held
                            Thursday, April 15, 1999

The undersigned shareholder of Smithtown Bancorp, Inc., revoking all proxies heretofore given with respect to the shares represented herewith, hereby constitutes and appoints David Long, Doris Masters, Albert Brayson II and Sanford Scheman or any of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution for and in the name, place and stead of the undersigned, with all the powers which the undersigned would possess if personally present, to vote all common shares of Smithtown Bancorp, Inc., held of record by the undersigned on February 25, 1999, at the Annual Meeting of Shareholders of Smithtown Bancorp, Inc., to be held at the Islandia Marriott, 3635 Express Drive North, Hauppauge, New York, on April 15, 1999, at 10:30 a.m., or any adjournment thereof.


1. ELECTION OF Manny Schwartz, Barry M. Seigerman, Augusta Kemper, as Directors

   For ALL NOMINEES.              The Board recommends a vote FOR All Nominees
   Against ALL NOMINEES.
   For ALL NOMINEES EXCEPT              ________________________________________
   (i.e. authority is withheld from)    ________________________________________

2. APPROVAL OF INDEPENDENT AUDITORS

   For proposal                   The Board recommends a vote FOR Proposal No 2.
   Against Proposal
   Abstain

3. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF.

Unless otherwise specified, this Proxy will be voted for the election of the nominated directors, in favor of the other proposals and in the discretion of the persons in whose favor this proxy is granted, upon matters that may properly come before the meeting.

Dated:_______________________, 1999
                                                    ________________________L.S.
       (Please insert date)                         Signature of Shareholder


                                                    ________________________L.S.
                                                    Signature if Held Jointly


Please check if you plan to attend the meeting on April 15, 1999, at Islandia Marriott.________________


This Proxy should be returned in the enclosed envelope.